Seacoast Banking Corporation of Florida I Insider Trading Policy Page 1 of 7 SEACOAST BANKING CORPORATION OF FLORIDA INSIDER TRADING POLICY Effective as of January 23, 2025 1.0 Purpose This Insider Trading Policy (this “Policy”) describes the standards of Seacoast Banking Corporation of Florida, its subsidiaries, and its affiliates (the “Company”) with respect to trading, and causing the trading of, the Company's securities or securities of certain other publicly traded companies while in possession of confidential information. This Policy applies to all directors, senior leadership team members (“SLT”) officers and employees of the Company (collectively, “Covered Persons”). 2.0 Scope One of the principal purposes of the federal securities laws is to prohibit insider trading. Insider trading occurs when a person uses material non-public information obtained through involvement with the Company to make decisions to purchase, sell, give away or otherwise trade the Company's securities or to provide that information to others outside the Company. The prohibitions against insider trading apply to trades, tips and recommendations by virtually any person, including all persons associated with the Company, if the information involved is “material” and “non-public.” Penalties for trading on or communicating material non-public information can be severe, both for individuals involved in such unlawful conduct and their employers and supervisors, and may include jail terms, criminal fines, civil penalties and civil enforcement injunctions. In addition to legal penalties, employees who violate this Policy may be subject to disciplinary action by the Company, including dismissal for cause. Any questions related to this Policy should be directed to the Company’s Chief Executive Officer or Chief Financial Officer. Material Non-Public Information 2.1 Material Information Information is generally regarded as “material” if it has market significance, that is, if its public dissemination is likely to affect the market price of securities, or if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision. Examples of material information for the Company include: i. unpublished financial results; ii. changes in earnings estimates or unusual gains or losses in major operations; iii. earnings that are inconsistent with the consensus expectations or projections of the investment community; iv. significant changes in the Company's prospects or objectives; v. changes in dividend policies, share repurchases or other capital plans; vi. significant bank regulatory or legislative developments affecting the Company;

Seacoast Banking Corporation of Florida I Insider Trading Policy Page 2 of 7 vii. bank regulatory matters, including exams, bank regulatory ratings, memorandums, agreements or orders with any applicable bank regulatory agency; viii. a change in or other development regarding senior management; ix. changes in auditors or auditor notification that the Company can no longer rely on an auditor’s report; x. an offering of additional securities; and xi. proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, recapitalizations, strategic alliances, licensing arrangements, or purchases or sales of substantial assets. 2.2 Non-Public Information Essentially, information is “non-public” if it has not been made available to the general public. To be public, the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given a reasonable opportunity to react to the information. Even after public disclosure of information about the Company, a person possessing such information must wait until the close of business on the 2nd trading day after the information was publicly disclosed before he or she can treat the information as public. Non-public information may include information available to a select group of analysts or brokers or institutional investors and information that has been entrusted to the Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to a public announcement of the information. 3.0 Statement of Policy 3.1 Transactions in the Possession of Material Non-Public Information No Covered Person, or any of their immediate family members, may: i. purchase or sell, or offer to purchase or sell, any Company security, whether or not issued by the Company, while in possession of material non-public information about the Company; or ii. purchase or sell any security of any other company, whether or not issued by the Company, while in possession of material non-public information about that company that was obtained in the course of his or her involvement with the Company. 3.2 Other Prohibited Transactions Additionally, Covered Persons are prohibited from engaging in the following transactions in the Company's securities unless advance approval is obtained from the Company’s Chief Executive Officer or Chief Financial Officer: i. Short-term trading. Any Covered Person who purchases Company securities in the open market may not sell any Company securities of the same class during the six months following the purchase (or vice versa) (a “short-swing transaction”). ii. Short sales. Covered Persons may not sell the Company's securities short (i.e., a sale of a security that the seller does not own). iii. Publicly-traded options. Covered Persons may not buy or sell put options, call options, or other derivative securities on the Company's securities.

Seacoast Banking Corporation of Florida I Insider Trading Policy Page 3 of 7 iv. Trading on margin or pledging. Holding of Company securities in a margin account or pledging of Company securities as collateral for a loan by Covered Persons are subject to the provisions of the Company’s Anti-Hedging and Pledging Policy. v. Hedging. Covered Persons may not enter into hedging or monetization transactions or similar arrangements with respect to Company securities (see the Company’s Anti-Hedging and Pledging Policy). 3.3 Unauthorized Disclosures i. Confidentiality. You should treat all information that you receive about the Company or its relationships with third parties, including bank regulators, as confidential and proprietary to the Company. Inadvertent disclosure of confidential or inside information may expose the Company and you to significant risks of investigation and litigation. No director, SLT member officer or employee of the Company should disclose non-public information to anyone, except other personnel of the Company who need to know the information to perform their duties. If there are questions regarding whether, and to whom, such information may be disclosed, please consult with an SLT member, who may be in the best position to make such determinations. ii. External Communications; Internet and Social Media. All external communications about the Company must be made through designated company spokespersons authorized to speak for the Company (see the Company’s Regulation FD Policy). Unless you are expressly authorized to do so in the performance of your duties, you should not discuss internal matters concerning the Company with anyone outside of the Company. This prohibition applies specifically (but not exclusively) to inquiries from the press and members of the financial community. If you receive any inquiries of this nature, you should decline comment and refer the inquiry to Chief Executive Officer or Chief Financial Officer. It is inappropriate for any unauthorized person to disclose Company information on the Internet, including in investment-oriented forums (chat rooms) where companies and their prospects are discussed. The posts in these forums are often made by persons who may be poorly informed or, in some cases, malicious or manipulative and who intend to benefit their own stock positions. Accordingly, no director, SLT member, officer, other employee or other party related to the Company may discuss the Company or Company-related information in such a forum regardless of the situation. Posts in these forums can result in the disclosure of material non-public information and may bring significant legal and financial risk to the Company and are therefore prohibited. You should also not disclose any information about the Company on social media platforms, such as Facebook or Twitter. 3.4 Permitted Transactions The trading restrictions of this Policy do not apply to the following types of transactions. i. 401(k) Plan. This Policy does not apply to purchases of Company securities in the Company’s 401(k) plan resulting from a Covered Person’s periodic contribution of money to the plan pursuant to his or her payroll deduction election. However, such person’s initial election to invest in Company securities under the plan, changing instructions regarding the level of contributions which are used to invest in Company securities under the plan, and the sale of any such stock resulting from a change in investment elections are subject to this Policy.

Seacoast Banking Corporation of Florida I Insider Trading Policy Page 4 of 7 ii. Stock Option Exercises. This Policy does not apply to the exercise of an employee stock option acquired pursuant to the Company’s plans, or to the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements; however, the open market sale of any stock acquired upon such exercise, or the sale of any stock subject to the stock option in order to satisfy exercise price or tax withholding obligations, including as part of a broker's assisted cashless exercise of an option, is subject to this Policy. iii. Restricted Stock Awards. This Policy does not apply to the vesting of restricted stock, restricted stock units, or performance share units, or to the exercise of a tax withholding right pursuant to which a Covered Person elects to have the Company withhold shares of restricted stock, or shares underlying restricted stock units or performance share units, to satisfy tax withholding requirements; however, the open market sale of any stock acquired upon such vesting, or the sale of any stock in order to satisfy tax withholding obligations, is subject to this Policy. iv. Employee Stock Purchase Plan. This Policy does not apply to purchases of Company securities in any employee stock purchase plan resulting from a Covered Person’s periodic contribution of money to the plan pursuant to the election such person made under the plan. This Policy also does not apply to purchases of Company securities resulting from lump sum contributions to the plan pursuant to an election such person made under the Plan. However, such person’s initial election to participate in the plan or to make a lump sum payment under the Plan, changing instructions regarding the level of withholding contributions or lump sum contributions which are used to purchase stock under the Plan, and any sale of stock received under the Plan is subject to this Policy. v. Dividend Reinvestment Plan. This Policy does not apply to purchases of Company Securities resulting from a Covered Person’s periodic contribution of money or reinvestment of dividends under any dividend reinvestment or stock purchase plan the Company has adopted resulting from a Covered Person’s reinvestment of dividends paid on Company securities. However, such person’s initial election to participate in the Plan, changing instructions regarding the level of contributions which are used to purchase stock under the plan, and any sale of stock received under the Plan is subject to this Policy. vi. Transactions made pursuant to a Rule 10b5-1 Plan. This Policy does not apply to transactions involving Company securities that are made pursuant to a pre-approved Rule 10b5-1 Plan; however, the adoption or amendment of such a trading plan, or the change in tax withholding elections that apply to equity awards subject to a trading plan, is subject to this Policy. See “10b5-1 Trading Plans.” 4.0 Additional Policies applicable to Directors, SLT Members and Designated Officers and Other Persons In addition to the trading restrictions set forth above, the Company’s directors, SLT members and certain other designated officers and employees who have access to material non-public information about the Company (the “Designated Persons”) are subject to the following restrictions and requirements. Designated Persons will be informed of their status by the Chief Executive Officer, Chief Financial Officer or other SLT member. The restriction on trading during blackout periods and the requirement to pre-clear transactions do not apply, however, to the Permitted Transactions set forth above. 4.1 Blackout Periods Directors, SLT members, and other Designated Persons are prohibited from trading in the Company's securities during any blackout period. Quarterly blackout periods begin at the close of the market 1

Seacoast Banking Corporation of Florida I Insider Trading Policy Page 5 of 7 calendar month before the end of each fiscal quarter and end at the close of business on the 2nd trading day following the earlier of (i) the date the Company's financial results are publicly disclosed or (ii) the date when the Company’s Form 10-Q or Form 10-K is filed with the SEC. Therefore, the trading windows during which directors, SLT members, and other Designated Persons may trade in the Company’s securities, subject to the other requirements and restrictions of this Policy, begin 2 full trading days after the release of the Company’s quarterly earnings or, if earlier, the filing of the Company’s 10-Q or 10-K, and end 1 calendar month prior to the end of the next fiscal quarter. Additionally, from time to time, other types of material non-public information regarding the Company (such as negotiation of mergers, acquisitions or dispositions or new product developments) may require the Company to impose special blackout periods during which directors, SLT members, and other Designated Persons are prohibited from trading in the Company's securities. The Company may also institute a temporary blackout period related to the public announcement of a share repurchase plan or program or an increase of an existing share repurchase plan or program. The Chief Executive Officer or Chief Financial Officer will be responsible for determining the appropriate Designated Persons to receive notice regarding a special blackout period. 4.2 Pre-clearance of Securities Transactions Because directors, SLT members and Designated Persons are likely to obtain material non-public information on a regular basis, the Company requires all directors, SLT members and Designated Persons to refrain from trading, even during a trading window, without first pre-clearing all transactions in the Company's securities. No director, SLT member or Designated Person may, directly or indirectly, purchase or sell (or otherwise make any transfer, gift, pledge or loan of) any Company security at any time without first obtaining prior approval from the Company’s Chief Executive Officer or Chief Financial Officer. These procedures also apply to transactions by such person's spouse, other persons living in such person’s household and minor children and to transactions by entities over which such person exercises control. The Company’s Chief Executive Officer or Chief Financial Officer, or such person’s designee, shall record the date each request is received and the date and time each request is approved or disapproved. Unless revoked, a grant of permission will normally remain valid until the close of trading the day following the day on which it was granted (an exception may be made for orders that are of such a size that they may disrupt trading in the security). If the transaction does not occur during the 2-day period, pre-clearance of the transaction must be re-requested. 5.0 Company Assistance Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the Company’s Chief Executive Officer or Chief Financial Officer. Every person subject to this Policy has the individual responsibility to comply with it. Do not try to resolve uncertainties on your own because the rules relating to insider trading are often complex, not always intuitive and carry severe consequences. 6.0 Section 16 Reports All directors, certain executive officers of the Company designated by the Board of Directors (referred to as “Section 16 officers”), and greater than 10% shareholders (collectively, “Reporting Persons”) are subject to SEC reporting requirements and are required to file public reports of their stock ownership and trading activities with the SEC under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Exchange Act requires a Reporting Person to file an initial report with the SEC disclosing his or her beneficial ownership of all Company securities, and to report changes in such ownership, or the purchase or sale involving such

Seacoast Banking Corporation of Florida I Insider Trading Policy Page 6 of 7 securities before the end of the second business day following the day on which the subject transaction has been executed. The Company is available to assist directors and Section 16 officers in preparing and filing the required reports; however, the director or Section 16 officer retains responsibility for the reports. Directors and Section 16 officers should immediately notify the Chief Executive Officer, Chief Financial Officer or Corporate Secretary after any transaction involving Company securities. 7.0 10b5-1 Trading Plans A 10b5-1 trading plan is a binding, written contract between you and your broker that specifies the price, amount, and date of trades to be executed in your account in the future, or provides a formula or mechanism that your broker will follow. A 10b5-1 trading plan can be established only when you do not possess material non-public information. Therefore, Covered Persons cannot enter into these plans or amend them at any time when in possession of material non-public information. In addition, a 10b5-1 trading plan must not permit you to exercise any subsequent influence over how, when, or whether the purchases or sales are made. You have an affirmative defense against any claim by the SEC against you for insider trading if your trade was made under a 10b5-1 trading plan that you entered into when you were not aware of material non-public information. The rules regarding 10b5-1 trading plans are complex and you must fully comply with them. You should consult with your legal advisor before proceeding. Each Covered Person must pre-clear with the Chief Executive Officer or Chief Financial Officer, or his or her designee, his, her or its proposed 10b5-1 trading plan at least 10 days prior to the adoption of such plan. The Company reserves the right to withhold pre-clearance of any 10b5-1 trading plan that the Company determines is not consistent with the rules regarding such plans. Notwithstanding any pre-clearance of a 10b5- 1 trading plan, the Company assumes no liability for the consequences of any transaction made pursuant to such plan. 10b5-1 trading plans must include a required waiting period of at least 90 days following adoption (or, if later, until two business days after the Company files a Form 10-Q or 10-K disclosing the Company’s financial results for the quarter in which the plan was adopted or modified) before any trades may be undertaken pursuant thereto. For Covered Persons, any modification or termination of a pre-approved 10b5-1 trading plan requires pre- clearance by the Chief Financial Officer or Chief Executive Officer, or his or her designee. In addition, any modification of a pre-approved 10b5-1 trading plan must occur when you are not aware of any material non- public information and must comply with the requirements of the rules regarding 10b5-1 trading plans. In addition, if a pre-cleared 10b5-1 trading plan contemplates transactions that are subject to tax withholding (such as the exercise of stock options or the settlement of other equity awards), a Covered Person’s change in his or her tax withholding elections with the Company could impact the number of shares sold pursuant to such trading plan. Accordingly, if a Covered Person’s 10b5-1 trading plan contemplates the sale of shares to satisfy tax withholding obligations relating to the exercise of stock options or the settlement of other equity awards, any change in the Covered Person’s tax withholding elections requires pre-clearance by the Chief Financial Officer or Chief Executive Officer, or his or her designee. In addition, in such circumstances, any increase in tax withholding elections must occur when you are not aware of any material non-public information.

Seacoast Banking Corporation of Florida I Insider Trading Policy Page 7 of 7 Transactions effected pursuant to a pre-cleared 10b5-1 trading plan will not require further pre-clearance at the time of the transaction if the plan specifies the dates, prices and amounts of the contemplated trades, or establishes a formula for determining the dates, prices and amounts. You may not have more than one 10b5-1 trading plan in place with respect to Company securities at any time. In addition, you may not have more than one single-trade 10b5-1 trading plan during any 12-month period. If you are a director or Section 16 officer, 10b5-1 trading plans require special care. Because in a 10b5-1 trading plan you can specify conditions that trigger a purchase or sale, you may not even be aware that a transaction has taken place and you may not be able to comply with the SEC's requirement that you report your transaction to the SEC within two business days after its execution. Therefore, for directors and Section 16 officers, a transaction executed according to a 10b5-1 trading plan is not permitted unless the 10b5-1 trading plan requires your broker to notify the Company before the close of business on the day of the execution of the transaction. 8.0 Governance This Policy may be amended from time to time at the discretion and approval of the Board of Directors or as recommended by the Compensation and Governance Committee of the Board of Directors. Board Approval Date: January 23, 2025 Compensation and Governance Committee Approval Date: January 16, 2025 Last Reviewed: September 20, 2024